                                                                   EXHIBIT 3.1
                          LOAN AND SECURITY AGREEMENT


                                    BETWEEN

                       ASSOCIATED HYGIENIC PRODUCTS LLC,
                                 AS BORROWER,

                                      AND


                       SOUTHTRUST BANK OF GEORGIA, N.A.,
                                   AS LENDER


                                CLOSING DATE:

                               DECEMBER 16, 1996

                               TABLE OF CONTENTS

1.   DEFINITIONS, TERMS AND REFERENCES...................................   1
     ---------------------------------
     1.1  CERTAIN DEFINITIONS............................................   1
          -------------------
     1.2  USE OF DEFINED TERMS...........................................  11
          --------------------
     1.3  ACCOUNTING TERMS...............................................  11
          ----------------
     1.4  UCC TERMS......................................................  11
          ---------
     1.5  TERMINOLOGY....................................................  11
          -----------
     1.6  EXHIBITS.......................................................  11
          --------

2.   THE FINANCING.......................................................  11
     -------------
     2.1  REVOLVING LINE OF CREDIT.......................................  11
          ------------------------
     2.2  TERM LOAN......................................................  12
          ---------
     2.3  ONE GENERAL OBLIGATION.............  ..........................  13
          ----------------------
     2.4  INTEREST.......................................................  13
          --------
     2.5  METHOD OF MAKING PAYMENTS......................................  15
          -------------------------
     2.6  PREPAYMENTS; EARLY TERMINATION.................................  15
          ------------------------------
     2.7  USE OF PROCEEDS................................................  16
          ---------------
     2.8  INCREASED COSTS OR REDUCED RETURN..............................  16
          ---------------------------------
     2.9  INDEMNIFICATION OF LENDER .....................................  16
          -------------------------

3.   SECURITY INTEREST -- COLLATERAL.....................................  17
     -------------------------------

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE
     ----------------------------------------------------
     TO ACCOUNTS RECEIVABLE COLLATERAL...................................  17
     ---------------------------------
     4.1  BONA FIDE ACCOUNTS.............................................  18
          ------------------
     4.2  GOOD TITLE; NO EXISTING ENCUMBRANCES...........................  18
          ------------------------------------
     4.3  RIGHT TO ASSIGN; NO FURTHER ENCUMBRANCES.......................  18
          ----------------------------------------
     4.4  COLLECTIONS....................................................  18
          -----------
     4.5  POWER OF ATTORNEY..............................................  18
          -----------------

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE
     ----------------------------------------------------
     TO INVENTORY COLLATERAL.............................................  19
     -----------------------
     5.1  SALE OF INVENTORY COLLATERAL...................................  19
          ----------------------------
     5.2  INSURANCE......................................................  19
          ---------
     5.3  GOOD TITLE; NO EXISTING ENCUMBRANCES...........................  19
          ------------------------------------
     5.4  RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES......  19
          --------------------------------------------------------
     5.5  LOCATION OF INVENTORY COLLATERAL...............................  20
          --------------------------------

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE
     ----------------------------------------------------
     TO EQUIPMENT COLLATERAL.............................................  20
     -----------------------
     6.1  NO SALE OF EQUIPMENT COLLATERAL................................  20
          -------------------------------

     6.2   INSURANCE...................................................... 20
           ---------
     6.3   GOOD TITLE; NO EXISTING ENCUMBRANCES........................... 20
           ------------------------------------
     6.4   RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES...... 21
           ---------------------------------------------------------
     6.5   LOCATION....................................................... 21
           --------

7.   GENERAL REPRESENTATIONS AND WARRANTIES............................... 21
     --------------------------------------
     7.1   EXISTENCE AND QUALIFICATION.................................... 21
           ---------------------------
     7.2   AUTHORITY; VALIDITY AND BINDING EFFECT......................... 21
           --------------------------------------
     7.3   NO MATERIAL LITIGATION......................................... 22
           ----------------------
     7.4   TAXES.......................................................... 22
           -----
     7.5   CAPITAL........................................................ 22
           -------
     7.6   ORGANIZATION................................................... 22
           ------------
     7.7   INSOLVENCY..................................................... 22
           ----------
     7.8   TITLE.......................................................... 23
           -----
     7.9   MARGIN STOCK................................................... 23
           ------------
     7.10  NO VIOLATIONS.................................................. 23
           -------------
     7.11  ERISA.......................................................... 23
           -----
     7.12  FINANCIAL STATEMENTS........................................... 24
           --------------------
     7.13  DELIVERY OF CERTAIN COLLATERAL................................. 24
           ------------------------------
     7.14  PURCHASE OF COLLATERAL......................................... 24
           ----------------------
     7.15  POLLUTION AND ENVIRONMENTAL CONTROL............................ 25
           -----------------------------------
     7.16  POSSESSION OF FRANCHISES, LICENSES, ETC........................ 25
           ---------------------------------------
     7.17  DISCLOSURE..................................................... 25
           ----------
     7.18  SUBSIDIARIES................................................... 25
           ------------

8.   GENERAL AFFIRMATIVE COVENANTS........................................ 25
     -----------------------------
     8.1   RECORDS RESPECTING COLLATERAL.................................. 25
           -----------------------------
     8.2   FURTHER ASSURANCES............................................. 26
           ------------------
     8.3   RIGHT TO INSPECT............................................... 26
           ----------------
     8.4   REPORTS........................................................ 26
           -------
     8.5   PERIODIC FINANCIAL STATEMENTS OF BORROWER, AHP HOLDINGS
           -------------------------------------------------------
           AND PARENT
           ----------..................................................... 27
     8.6   ANNUAL FINANCIAL STATEMENTS OF AHP HOLDINGS AND PARENT......... 27
           ------------------------------------------------------
     8.7   PAYMENT OF TAXES............................................... 27
           ----------------
     8.8   MAINTENANCE OF INSURANCE....................................... 28
           ------------------------
     8.9   MAINTENANCE OF PROPERTY........................................ 28
           -----------------------
     8.10  CERTIFICATE OF NO EVENT OF DEFAULT; COMPLIANCE CERTIFICATE;
           -----------------------------------------------------------
           NOTICE OF DEFAULT.............................................. 28
           -----------------
     8.11  CHANGE OF PRINCIPAL PLACE OF BUSINESS, ETC..................... 28
           ------------------------------------------
     8.12  WAIVERS........................................................ 29
           -------
     8.13  PRESERVATION OF EXISTENCE...................................... 29
           -------------------------
     8.14  COMPLIANCE WITH LAWS........................................... 29
           --------------------
     8.15  ERISA.......................................................... 29
           -----

     8.16  LITIGATION....................................................  30
           ----------
     8.17  LEVERAGE RATIO................................................  30
           --------------
     8.18  TANGIBLE NET WORTH............................................  30
           ------------------
     8.19  NET INCOME....................................................  30
           ----------
     8.20  FIXED CHARGE COVERAGE RATIO...................................  31
           ---------------------------
     8.21  OPERATING ACCOUNT.............................................  31
           -----------------
     8.22  ENVIRONMENTAL COMPLIANCE......................................  31
           ------------------------

9.   NEGATIVE COVENANTS..................................................  33
     ------------------
     9.1   NO LIENS......................................................  33
           --------
     9.2   DEBT..........................................................  33
           ----
     9.3   CONTINGENT LIABILITIES........................................  34
           ----------------------
     9.4   DISTRIBUTIONS.................................................  34
           -------------
     9.5   REDEMPTIONS, ETC..............................................  34
           ----------------
     9.6   RESTRICTED INVESTMENT.........................................  35
           ---------------------
     9.7   MERGER, TRANSFER, ETC.........................................  35
           ---------------------
     9.8   ERISA.........................................................  35
           -----
     9.9   TRANSACTIONS WITH AFFILIATES..................................  35
           ----------------------------
     9.10  CAPITAL EXPENDITURES AND LEASES...............................  35
           -------------------------------
     9.11  FISCAL YEAR...................................................  35
           -----------
     9.12  LOANS AND ADVANCES............................................  36
           ------------------

10.  EVENTS OF DEFAULT...................................................  36
     -----------------
     10.1   NOTES........................................................  36
            -----
     10.2   OBLIGATIONS..................................................  36
            -----------
     10.3   MISREPRESENTATIONS...........................................  36
            ------------------
     10.4   COVENANTS....................................................  36
            ---------
     10.5   DAMAGE, LOSS, THEFT OR DESTRUCTION OF COLLATERAL.............  37
            ------------------------------------------------
     10.6   OTHER DEBTS..................................................  37
            -----------
     10.7   VOLUNTARY BANKRUPTCY.........................................  37
            --------------------
     10.8   INVOLUNTARY BANKRUPTCY.......................................  37
            ----------------------
     10.9   ORGANIZATIONAL DOCUMENTS; DISSOLUTION........................  37
            -------------------------------------
     10.10  JUDGMENTS AND SETTLEMENTS....................................  38
            -------------------------
     10.11  ERISA........................................................  38
            -----
     10.12  CHANGE OF CONTROL............................................  38
            -----------------
     10.13  CHANGE OF MANAGEMENT.........................................  38
            --------------------
     10.14  MATERIAL ADVERSE CHANGE......................................  38
            -----------------------
     10.15  GUARANTIES...................................................  39
            ----------

11.  REMEDIES............................................................  39
     --------
     11.1   ACCELERATION OF THE OBLIGATIONS..............................  39
            -------------------------------
     11.2   REMEDIES OF A SECURED PARTY..................................  40
            ---------------------------
     11.3   SET OFF......................................................  40
            -------

     11.4   OTHER REMEDIES...............................................  40
            --------------

12.  MISCELLANEOUS.......................................................  41
     -------------
     12.1   WAIVER.......................................................  41
            ------
     12.2   GOVERNING LAW................................................  41
            -------------
     12.3   SURVIVAL.....................................................  41
            --------
     12.4   NO ASSIGNMENT BY BORROWER....................................  41
            -------------------------
     12.5   COUNTERPARTS.................................................  41
            ------------
     12.6   REIMBURSEMENT................................................  41
            -------------
     12.7   SUCCESSORS AND ASSIGNS.......................................  42
            ----------------------
     12.8   SEVERABILITY.................................................  42
            ------------
     12.9   NOTICES......................................................  42
            -------
     12.10  ENTIRE AGREEMENT; AMENDMENTS.................................  43
            ----------------------------
     12.11  TIME OF THE ESSENCE..........................................  44
            -------------------
     12.12  INTERPRETATION...............................................  44
            --------------
     12.13  LENDER NOT JOINT VENTURER....................................  44
            -------------------------
     12.14  JURISDICTION; WAIVER OF TRIAL BY JURY........................  44
            -------------------------------------
     12.15  ACCEPTANCE...................................................  44
            ----------
     12.16  PAYMENT ON NON-BUSINESS DAYS.................................  45
            ----------------------------
     12.17  UCC TERMINATIONS.............................................  45
            ----------------
     12.18  CURE OF DEFAULT BY LENDER....................................  45
            -------------------------
     12.19  RECITALS.....................................................  45
            --------
     12.20  ATTORNEY-IN-FACT.............................................  45
            ----------------
     12.21  SOLE BENEFIT.................................................  46
            ------------

13.  CONDITIONS PRECEDENT................................................  46
     --------------------
     13.1   INITIAL REVOLVING ADVANCE AND THE TERM LOAN..................  46
            -------------------------------------------
     13.2   TERM LOAN....................................................  47
            ---------
     13.3   CONDITIONS TO ALL LOANS......................................  48
            -----------------------
     13.4   COMPLIANCE WITH CONDITIONS...................................  48
            --------------------------

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS LOAN AND SECURITY AGREEMENT (hereinafter, as it may be modified, amended or supplemented from time to time, and together with all Exhibits attached hereto, called this "Agreement"), made, entered into and effective as
                              ---------
of the 16th day of December, 1996, by and between ASSOCIATED HYGIENIC PRODUCTS LLC, a limited liability company duly organized under the laws of the State of Wyoming, formerly known as "Associated Hygienic Products, a Limited Liability Company" ("BORROWER"); and SOUTHTRUST BANK OF GEORGIA, N.A., a national banking
           --------
association ("LENDER");
              ------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Borrower has applied to Lender for credit or other financial accommodations, including, specifically, a revolving line of credit and a term loan, each as more particularly described hereinbelow; and

     WHEREAS, Lender is willing to extend such financial accommodations to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, to induce Lender to extend the financial accommodations provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, Borrower and Lender agree as follows:

     1.   DEFINITIONS, TERMS AND REFERENCES.
          ---------------------------------

          1.1  CERTAIN DEFINITIONS.
               -------------------

          In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

          "ACCOUNTS RECEIVABLE COLLATERAL" shall mean all rights of Borrower to
           ------------------------------
payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, including, without limitation, all accounts, contract rights, instruments and chattel paper, all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising.

          "ACCOUNT DEBTOR" shall mean the Person who is obligated to Borrower on
           --------------
any of the Accounts Receivable Collateral.

          "AFFILIATE" shall mean, with respect to any Person, any other Person
           ---------
Controlling, Controlled by or under common Control with such Person.

          "AGREEMENT" shall have the meaning given to such term in the foregoing
           ---------
recitals to this Agreement.

          "AHP HOLDINGS" shall mean AHP Holdings, L.P., a Georgia limited
           ------------
partnership.

          "BALANCES COLLATERAL" shall mean all deposit accounts of Borrower now
           -------------------
or hereafter opened with Lender, all certificates of deposit issued by Lender to Borrower, and all drafts, checks and other items now or hereafter deposited in or with Lender by Borrower for collection.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as
           ---------------
amended from time to time.

          "BASE" shall mean that interest rate per annum so denominated and set
           ----
by Lender from time to time as an interest rate basis for borrowings from Lender. Base is one of several interest rate bases which may be used by Lender. Lender lends at interest rates above and below Base. Any change in any rate of interest charged hereunder as a result of any change in Base shall become effective as of the opening of business on each date on which such change in Base occurs.

          "BASE RATE" shall mean that per annum interest rate equal to Base.
           ---------

          "BASE RATE BORROWING" shall mean and refer to that portion of
           -------------------
outstanding borrowings evidenced by the Revolving Note or the Term Note, as the case may be, as to which, pursuant to Section 2.4, Borrower has elected to be charged interest at a rate computed by reference to the Base Rate.

          "BORROWER" shall have the meaning given to such term in the foregoing
           --------
recitals to this Agreement.

          "BUSINESS DAY" shall mean any day on which Lender is open for the
           ------------
conduct of banking business at its main office in the State of Georgia.

          "CAPITAL EXPENDITURES" shall have the meaning given to such term in
           --------------------
accordance with GAAP, and shall specifically include, in any event, any current expenditure made by a Person for the acquisition, construction, repair, maintenance or replacement of fixed or capital assets which, under GAAP, would be expected to be capitalized on the books of such Person.

          "CHANGE OF CONTROL" shall mean: (a) the Controlling Shareholders,
           -----------------
individually or in the aggregate, shall cease to Control Parent, (b) Parent shall cease to directly or indirectly own and Control, with power to vote (either itself or through one or more of its Subsidiaries), one hundred percent (100%) of the issued and outstanding shares of each of the Members or (c) either Member shall transfer any or all of its ownership units in Borrower to any other Person or shall otherwise cease to own and Control such ownership units.

          "CLOSING DATE" shall mean that date on which the initial Revolving
           ------------
Advance is made available to Borrower under the Revolving Line of Credit and the initial disbursement of the Term Loan is made available to Borrower; which date shall be, in each case, December 16, 1996.

          "COLLATERAL" shall mean the property of Borrower described in Article
           ----------
3, or any part thereof, as the context shall require, in which Lender has, or is to have, a security interest pursuant hereto, as security for payment of the Obligations.

          "COLLATERAL LOCATIONS" shall mean (i) the New Facility, (ii) the
           --------------------
Warehouse Facility and (iii) Borrower's office and manufacturing facility located at 5640 Lindbergh Lane, Bell, California 90201.

          "CONTROL," "CONTROLLED", or "CONTROLLING" shall mean, with respect to
           -------    ----------       -----------
any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise; provided, however, that, in any event, any Person who owns directly
           --------  -------
or indirectly twenty percent (20%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation shall be deemed to "Control" such corporation for purposes of this Agreement. Without limitation of the foregoing, the Members shall be deemed to "Control" Borrower, and Parent shall be deemed to "Control" the Members and Borrower.

          "CONTROLLING SHAREHOLDERS" shall mean those shareholders of Parent
           ------------------------
Controlling Parent on the Closing Date.

          "DEBT" means all liabilities, obligations and indebtedness of a Person
           ----
to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) all liabilities and obligations to trade creditors; (ii) in the case of Borrower, all of the Obligations; (iii) all obligations and liabilities of any Other Person secured by any Lien on a Person's Property, even though such Person shall not have assumed or become liable for the payment thereof; (iv) all accrued pension fund and other employee benefit plan obligations and liabilities; (v) all Guaranteed Obligations; (vii) deferred taxes; and (viii) all obligations under capitalized leases.

          "DEFAULT CONDITION" shall mean the occurrence of any event which,
           -----------------
after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

          "DEFAULT RATE" shall mean that interest rate per annum equal to two
           ------------
percent (2%) plus the stated interest rate effective under each Note from time to time.

          "ELIGIBLE ACCOUNTS" shall mean that portion of the Accounts Receivable
           -----------------
Collateral consisting of accounts actually owing to Borrower by its Account Debtors subject to no counter-claim, defense, setoff or deduction, excluding,
                                                                   ---------
however, in any event, but without limitation, unless otherwise waived in
-------
writing by Lender, any account: (i) with respect to which any portion thereof is more than ninety (90) days past invoice date; (ii) which is owing by any Account Debtor which is an Affiliate of Borrower; (iii) which is owing by any Account Debtor having fifty percent (50%) or more in face value of its then existing accounts with Borrower ineligible hereunder; (iv) the assignment of which is subject to any requirements set forth in any Assignment of Claims Acts, unless such requirements have been satisfied in all respects to Lender's satisfaction;
(v) which is owing by any Account Debtor whose accounts, in face amount, with Borrower exceed ten percent (10%) of Borrower's total Eligible Accounts or such greater percentage as may be established in writing from time to time by Lender with respect to a particular Account Debtor, but only to the extent of such excess; (vi) which is owing by an Account Debtor located outside the United States, unless either (A) it is secured by an irrevocable letter of credit, which letter of credit shall have been confirmed by a financial institution acceptable to Lender and shall be in form and substance acceptable to Lender and pledged to Lender, or (B) Lender has received other assurance of payment acceptable to it, and which otherwise is payable in full in United States Dollars; (vii) which is evidenced by a chattel paper or an instrument of any kind or is not evidenced by an invoice or other documentation in form acceptable to Lender; (viii) as to which Lender does not have a first priority security interest; or (ix) which otherwise has been excluded by Lender, which it reserves the right to do, in its sole discretion, exercised in a commercially reasonable manner, for purposes hereof.

          "ELIGIBLE INVENTORY" shall mean that portion of the Inventory
           ------------------
Collateral located at a Collateral Location (and not in transit) consisting of raw materials, work-in-process and finished goods in the possession and control of Borrower as to which Lender has a perfected first priority security interest and which are not damaged or obsolete and which have not been excluded by Lender, which it reserves the right to do, in its sole discretion, exercised in a commercially reasonable manner, for purposes hereof.

          "EMPLOYEE BENEFIT PLAN" shall mean any employee welfare benefit plan
           ---------------------
or any employee pension benefit plan, as those terms are defined in Section 3(1) and 3(2) of ERISA, for the benefit of employees of Borrower or any Subsidiary or any other entity which is a member of a "controlled group" or under "common control" with Borrower, as such terms are defined in Section 4001 (a)(14) of ERISA.

          "EQUIPMENT COLLATERAL" shall mean all equipment of Borrower, or in
           --------------------
which it has rights, whether now owned or hereafter acquired, located at, or used in connection with Borrower's operations at, each of the Collateral Locations at any time or from time to time on or subsequent to the Closing Date. As defined herein, "Equipment Collateral" at each such location shall include,
                    --------------------
without limitation, all machinery, fixtures, furniture, furnishings, leasehold improvements, rolling stock, motor vehicles, plant equipment, computers and other office equipment and office furniture, together with any and all attachments and accessions, substitutes and replacements, and tools, spare parts, and repair parts used or useful in connection therewith.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as may be amended from time to time.

          "EVENT OF DEFAULT" shall mean any of the events or conditions
           ----------------
described in Article 10, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

          "EXECUTIVE OFFICE" shall mean the business address of the New
           ----------------
Facility.

          "FISCAL YEAR" shall mean the fiscal year of Parent, AHP Holdings and
           -----------
Borrower concluding as of December 31 in each calendar year.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any fiscal period, the
           ---------------------------
ratio which (a) the sum of the net income plus management fees and royalties paid plus depreciation and amortization expense plus Interest Expense for AHP Holdings and its consolidated Subsidiaries for such period, bears to (b) the sum of Interest Expense plus the current maturities of long-term debt for AHP Holdings and its consolidated Subsidiaries for the same such period; all as determined under GAAP.

          "GAAP" shall mean generally accepted accounting principles,
           ----
consistently applied.

          "GUARANTEED OBLIGATIONS" shall mean, with respect to any Person, all
           ----------------------
obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person or assure or in effect assure the holder of any such obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase such obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of such obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

          "INTEREST EXPENSE", for any fiscal period of AHP Holdings, shall mean
           ----------------
interest expense of AHP Holdings and its consolidated Subsidiaries during such period on that portion of the Debt of AHP Holdings and its consolidated Subsidiaries consisting of Debt for borrowed funds, including, without limitation, in the case of Borrower, the Obligations.

          "INTEREST PERIOD" shall mean with respect to any LIBOR Rate Borrowing,
           ---------------
a period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as Borrower may elect as provided in this Agreement; provided, that (a)
                                                           --------  ----
the first day of an Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (c) Borrower may not elect an Interest Period which would extend beyond the Termination Date, in the case of any Revolving Loan, or beyond the final maturity date of the Term Loan, in the case of the Term Loan.

          "INVENTORY COLLATERAL" shall mean all inventory of Borrower, or in
           --------------------
which it has rights, whether now owned or hereafter acquired, wherever located including in transit, including, without limitation, all goods of Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, returned or repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in Borrower's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing.

          "LENDER" shall have the meaning given to such term in the initial
           ------
recitals to this Agreement.

          "LEVERAGE RATIO" shall mean, as of any date, the ratio which the total
           --------------
liabilities of AHP Holdings and its consolidated Subsidiaries determined under GAAP bears to the Tangible Net Worth of AHP Holdings and its consolidated Subsidiaries.

          "LIBOR" shall mean, with respect to any Interest Period for any LIBOR
           -----
Rate Borrowing, the rate determined by Lender to be the rate at which deposits in United States Dollars are offered to prime banks in the London interbank market in an amount substantially equal to such LIBOR Rate Borrowing for a period equal to such Interest Period.

          "LIBOR RATE" shall mean that interest rate per annum equal to LIBOR
           ----------
plus, either: (i) 1.75% per annum, in respect of Revolving Advances; or (ii)
----
2.00% per annum, in respect of the Term Loan; provided, however, if and as long
                                              --------
as the Leverage Ratio is 2.0:1 or less, the aforesaid per annum percentages specified in clauses (i) and (ii) above shall each be reduced by .50% per annum; that is, to 1.25% and 1.50% per annum, respectively.

          "LIBOR RATE BORROWING" shall mean and refer to that portion of
           --------------------
outstanding borrowings evidenced by the Revolving Note or the Term Note, as the case may be, as to which, pursuant to Section 2.4, Borrower has elected to be charged interest at a rate computed by reference to the LIBOR Rate.

          "LIEN" shall mean any deed to secure debt, deed of trust, mortgage or
           ----
similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

          "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Mortgage,
           --------------
any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

          "MARGIN" shall mean the sum of(a) an amount equal to eighty percent
           ------
(80%) of the face dollar amount, as at the date of determination, of Eligible Accounts; plus (b) an amount equal to fifty percent (50%) of the dollar amount,
          ----
valued at the lower of FIFO cost or market value, as at the date of determination, of Eligible Inventory less (c) reserves for costs, expenses and
                                     ----
liabilities as to which Lender is authorized to make Revolving Advances or to charge Borrower's loan account hereunder and such other reserves as Lender shall establish from time to time in its sole discretion, exercised in a commercially reasonable manner.

          "MARGIN REQUIREMENT" shall have the meaning ascribed to such term in
           ------------------
Section 2.1.

          "MARGIN STOCK" shall have the meaning ascribed to such term in Section
           ------------
221.2(h) (or any successor provision) of Regulation U of the Board of Governors of the Federal Reserve System.

          "MEMBERS" shall mean, collectively, Elmbay Limited, an English
           -------
company, and AHP Holdings.

          "MORTGAGE" shall mean the Deed to Secure Debt, Security Agreement and
           --------
Assignment of Leases and Rents, dated as of June 23, 1993, executed and delivered by Borrower to Lender pursuant to the Original Loan Agreement, which is recorded at Deed Book 8960, Page 243 et seq., Gwinnett County, Georgia
                                        -- ----
records, as amended.

          "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of
           -----
1980, amending Title IV of ERISA.

          "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section
           ------------------
4001(a)(3) of ERISA.

          "NEW FACILITY" shall mean the land owned by Borrower located at 4455
           ------------
River Green Parkway, River Green Business Park, Duluth, Gwinnett County, Georgia 30136, as described more particularly in the Mortgage, and all buildings, structures or other improvements which have been, or hereafter may be, constructed or situated thereon.

          "NOTES" shall mean, collectively, the Revolving Note and the Term
           -----
Note.

          "OBLIGATIONS" shall mean any and all Debts, liabilities and
           -----------
obligations of Borrower to Lender, including, without limiting the generality of the foregoing, any indebtedness, liability or obligation of Borrower to Lender under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any Debt, liability or obligation of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Notes, the other Loan Documents or otherwise, and any and all extensions or renewals thereof in whole or in part; any Debt, liability or obligation of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; any and all present and future Debt of Borrower to other creditors which is purchased by Lender from such other creditors; and any and all future or additional Debts, liabilities or obligations of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangements, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, commitment fee, service charge or otherwise.

          "OPERATING AGREEMENT" shall mean the Operating Agreement of Borrower,
           -------------------
dated as of July 1, 1994, between the Members, as such agreement may be amended, modified or restated hereafter with Lender's prior written consent (except as to administrative or ministerial amendments or modifications).

          "ORGANIZATIONAL DOCUMENTS" shall mean, collectively, the Operating
           ------------------------
Agreement and the Borrower's Articles of Organization, as amended to date, and as further amended or modified hereafter, with Lender's prior written consent (except as to administrative or ministerial amendments or modifications).

          "ORIGINAL LOAN AGREEMENT" shall mean the Loan and Security Agreement,
           -----------------------
dated as of June 23, 1993, between Borrower and Lender, as assignee of SouthTrust Bank of Alabama, N.A., as amended and restated, in its entirety, by the Prior Loan Agreement.

          "PARENT" shall mean DSG International Limited, a British Virgin
           ------
Islands corporation.


          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "PERMITTED ENCUMBRANCES" shall mean (i) Liens for taxes not yet due
           ----------------------
and payable or being contested as permitted by Section 8.7; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which is being contested in good faith and by appropriate proceedings; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business; (v) bankers' liens arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship; (vi) typical restrictions imposed by licenses and leases of software

(including location and transfer restrictions); (vii) those Liens described on Exhibit "A" attached hereto and incorporated herein by reference; and (viii) any
-------  -
other Liens described in, and permitted to exist under, Section 9.1 below.

          "PERSON" shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "PLAN" shall mean any employee benefit plan or other plan for any
           ----
employees of Borrower and any employees of any Subsidiary or any other entity which is a member of a controlled group or under common control with Borrower, as such terms are defined in Section 4001(a)(l4) of ERISA, and which is subject to the provisions of Title IV of ERISA.

          "PRIOR LOAN AGREEMENT" shall mean the Loan and Security Agreement,
           --------------------
dated as of September 29, 1995, between Borrower and Lender, as amended through the Closing Date.

          "PROPERTY" shall mean any interest in any property or asset of any
           --------
kind, whether real, personal or mixed, or tangible or intangible.

          "REPORTABLE EVENT" shall mean any of the events described in Section
           ----------------
4043(b) of ERISA.

          "RESTRICTED INVESTMENT" means any acquisition of Property by any
           ---------------------
Person in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other Debt or obligation, or the purchase or acquisition of any other Property, or by loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed
                               ------
assets to be used in the business of such Person so long as the costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or to be used in the provision of services by such Person in the ordinary course of business; (c) current assets arising from the sale of goods or the rendition of services in the ordinary course of business of such Person; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided, however, that
                                                        --------- -------
such obligations mature within one (1) year from the date of acquisition thereof; (e) certificates of deposit maturing within one (1) year from the date of acquisition, or overnight bank deposits, or other, similar investments in each case issued by, created by, or with Lender.

          "REVOLVING ADVANCE" shall mean an advance made to Borrower by Lender
           -----------------
under the Revolving Line of Credit, which shall be evidenced by the Revolving Note.

          "REVOLVING LINE OF CREDIT" shall refer to the revolving line of credit
           ------------------------
opened by the Lender in favor of Borrower, pursuant to the provisions of Section 2.1.

          "REVOLVING NOTE" shall mean the Revolving Promissory note, dated as of
           --------------
the Closing Date, as it may be amended or supplemented from time to time, in the maximum amount of the Revolving Line of Credit, evidencing the Revolving Advances, together with any renewals or extensions thereof, in whole or in part.

          "SUBSIDIARY" shall mean any corporation, partnership, business
           ----------
association or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns at any time during the term of this Agreement, directly or indirectly, fifty percent (50%) or more of the capital stock or equity interest having ordinary power for the election of directors or others performing similar functions. Any representation, warranty or covenant contained in this Agreement which includes the term "Subsidiaries" shall mean and refer to any Subsidiary which was such as of the date of determination for purposes of such representation, warranty or covenant.

          "TANGIBLE NET WORTH" shall mean the net worth of AHP Holdings and its
           ------------------
consolidated Subsidiaries, determined as of the end of any fiscal period of AHP Holdings under GAAP, minus any and all assets of AHP Holdings and its
                     -----
consolidated Subsidiaries constituting (i) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, (ii) write-ups of assets,
(iii) unamortized debt discount and expense, (iv) long-term deferred charges,
(v) any Debt owing by any Affiliate to AHP Holdings or any of its consolidated Subsidiaries, and (vi) any Restricted Investments.

          "TAX DISTRIBUTIONS" shall mean distributions made by Borrower to its
           -----------------
Members pursuant to Section 7.2(b) of the Operating Agreement, as in effect on the Closing Date.

          "TERMINATION DATE" shall mean April 30, 1998 (or such later date as
           ----------------
Lender may approve in writing from time to time).

          "TERM LOAN" shall mean, subject to the terms and conditions set forth
           ---------
herein, the term loan to be made by Lender to Borrower on the Closing Date pursuant to Section 2.2 hereof.

          "TERM NOTE" shall mean the Term Promissory Note, dated as of the
           ---------
Closing Date, as it may be amended or supplemented from time to time, in the principal amount of the Term Loan, together with any renewals or extensions thereof, in whole or in part.

          "UCC" shall mean the Uniform Commercial Code-Secured Transactions of
           ---
Georgia (OCGA Art. 11-9), as in effect on the date hereof.

          "WAREHOUSE FACILITY" shall mean the leased facility used by Borrower
           ------------------
for warehouse purposes located at 6386 Corley Road, Norcross, Georgia 30071.

          1.2  USE OF DEFINED TERMS.
               --------------------

          All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

          1.3  ACCOUNTING TERMS.
               ----------------

          All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

          1.4  UCC TERMS.
               ---------

          The terms "ACCOUNTS", "CHATTEL PAPER", "INSTRUMENTS", "GENERAL INTANGIBLES", "INVENTORY", "EQUIPMENT", "FIXTURES", "DOCUMENTS", "PRODUCTS" and "PROCEEDS", as and when used in the Loan Documents, shall have the same meanings given to such terms under the UCC.

          1.5  TERMINOLOGY.
               -----------

          All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or Exhibit to, another document or instrument.

          1.6  EXHIBITS.
               --------

          All Exhibits attached hereto are by reference made a part hereof.

     2.   THE FINANCING.
          -------------

          Upon execution of this Agreement and compliance with its terms, including, without limitation, the conditions precedent set forth in Sections 13.1, 13.2 and 13.3 hereof, Lender agrees to make available to Borrower the Revolving Line of Credit and to make the Term Loan, in each case, on the following terms and conditions:

          2.1  REVOLVING LINE OF CREDIT.
               ------------------------

          (a) On the Closing Date, Lender agrees to open a Revolving Line of Credit in favor of Borrower in the maximum aggregate principal amount of Ten Million Dollars ($10,000,000), reducing to Five Million Dollars ($5,000,000), effective on December 3l, 1997.

Subject to the fulfillment of the conditions precedent set forth in Sections
13.1 and 13.3 hereof, during the period commencing on the Closing Date and ending on the earliest to occur of (i) the Termination Date and (ii) the date of
              --------
termination of the Revolving Line of Credit pursuant to Section 2.6 or Section 11 below, Borrower may borrow and repay and reborrow up to a maximum aggregate principal amount of the Revolving Line of Credit; provided, however, that (A)
                                                  --------  -------
each Revolving Advance must be in the amount of One Hundred Thousand Dollars ($100,000) or an integral multiple thereof, (B) Revolving Advances will be made by Lender to Borrower only on the first and the fifteenth of each calendar month (or, in each instance, the next succeeding Business Day, as the case may be),
(C) any Revolving Advances constituting LIBOR Rate Borrowings must be obtained and paid in accordance with Section 2.4 below, and (D) repayments of Revolving Advances shall be made in accordance with Section 2.6(a) below; and, provided,
                                                                     --------
further, that at no time shall the aggregate principal amount outstanding under
-------
the Revolving Line of Credit exceed the Margin (such requirement being referred to herein as the "MARGIN REQUIREMENT"). If at any time hereafter the Margin
                  ------------------
Requirement is not satisfied, Borrower agrees to repay immediately the then principal balance of the Revolving Note by that amount necessary to satisfy the Margin Requirement.

          (b) The Debt arising from the disbursement of any and all Revolving Advances shall be evidenced by the Revolving Note, which shall be executed and delivered by Borrower simultaneously herewith. Each request for a Revolving Advance shall be made by Borrower to Lender in such manner as Lender may request from time to time hereafter (including, without limitation, by telephone, confirmed promptly in writing, or by facsimile transmission) and shall specify the requested amount thereof together with the duration of the initial Interest Period with respect thereto (if a LIBOR Rate Borrowing is requested) and such other data as Lender, in its credit judgment, may request in connection therewith. The principal amount of the Revolving Note shall be due and payable in full on the earliest to occur of (i) the Termination Date and (ii) the date
               --------
of any termination of the Revolving Line of Credit pursuant to Section 2.6 or
Section 11 below. Borrower hereby authorizes Lender to cause each Revolving Advance to be disbursed by crediting the amount thereof to Borrower's demand deposit account maintained with Lender pursuant to Section 8.21 below.

          2.2  TERM LOAN.
               ---------

          (a) Subject to the fulfillment of all of the conditions precedent set forth in Sections 13.1, 13.2 and 13.3 hereof, Lender agrees to make the Term Loan to Borrower on the Closing Date in an amount not in excess of Fifteen Million Dollars ($15,000,000).

          (b) Borrower shall obtain the Term Loan in one (1) disbursement on the Closing Date.

          (c) The Term Loan shall be evidenced by the Term Note. The principal amount of the Term Note (or so much thereof as shall be disbursed to or on behalf of Borrower) shall be payable in equal, consecutive, monthly installments (based on an assumed ten-year principal amortization schedule) on the first day of each calendar month, commencing on February 1, 1997, each to be in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000), followed by one final installment, constituting a balloon payment, in an amount equal to the then unpaid principal balance of the Term Note, which shall be due and payable on December 1, 1999.

          (d) The Term Loan shall be further subject to mandatory prepayment on April 1 of each year, beginning on April 1, 1998, by that amount equal to fifty percent (50%) of "excess cash flow" (as defined) for the preceding Fiscal Year, as determined by Lender from the annual audit report of AHP Holdings and its consolidated subsidiaries delivered to Lender pursuant to Section 8.6, with the proceeds of such mandatory prepayment to be applied to the Term Note in the reverse order of installments thereof then remaining to be paid, starting with the balloon payment. For purposes hereof, "excess cash flow" shall mean the sum of the following, for AHP Holdings and its consolidated subsidiaries: (i) net income, plus (ii) decreases in working capital, less (iii) increases in working
        ----                                    ----
capital, plus (iv) depreciation, amortization and other non-cash charges, less
         ----                                                             ----
(v) Capital Expenditures (to the extent permitted hereby), less (vi) scheduled
                                                           ----
payments of principal on the Term Loan, less (vii) dividends permitted hereby
                                        ----
(excluding the one-time $21,000,000 dividend) all determined with respect to such period, and computed according to generally accepted accounting principles.

          2.3  ONE GENERAL OBLIGATION.
               ----------------------
          All extensions of credit by Lender to Borrower under this Agreement shall constitute one general obligation of Borrower, secured by Lenders Lien on the Collateral and by the Mortgage; provided that upon termination of the
                                    --------
Revolving Line of Credit and payment in full of all Revolving Advances, Lender shall release its Lien on the Accounts Receivable Collateral and the Inventory Collateral.

          2.4  INTEREST.
               --------
          Borrower agrees to pay to Lender interest on the Revolving Advances and the Term Loan (in each case computed based on a 360-day year and the actual number of days elapsed) in accordance with the following provisions:

          (a)  Revolving Advances. Interest on the principal amount of each
               ------------------
Revolving Advance shall be payable, at Borrowers option, either at (i) a fluctuating rate per annum equal to the Base Rate, or (ii) a fluctuating rate per annum equal to the LIBOR Rate, for Interest Periods of thirty (30), sixty
(60), ninety (90) or one hundred eighty (180) days, as selected by Borrower, as hereinafter set forth. Borrower shall select the initial interest rate applicable to each Revolving Advance in connection with its request for such Revolving Advance pursuant to Section 2.1 above. Each such request shall include, if a LIBOR Rate Borrowing is selected by Borrower, a reference to the Interest Period selected by Borrower corresponding thereto. Thereafter, to the extent that any Revolving Advance which constitutes a LIBOR Rate Borrowing is not to be paid on the last day of an Interest Period, at least two (2) Business Days prior to the last day of such Interest Period, Borrower shall notify Lender in writing of its intent to continue such Revolving Advance as a LIBOR Rate

Borrowing for an Interest Period of either thirty (30), sixty (60), ninety (90) or one hundred eighty (l80) days. If Borrower fails to do so on a timely basis, then such LIBOR Rate Borrowing shall be converted to a Base Rate Borrowing at the end of such Interest Period. In any event, however, shall more than five (5) LIBOR Rate Borrowings with varying Interest Periods shall be in effect at any one time in respect of Revolving Advances and each such LIBOR Rate Borrowing shall be in integral multiples of One Hundred Thousand Dollars ($100,000).

          (b)  Term Loan.
               ---------

               (i) Except as set forth in clause (ii) below concerning the availability of a fixed interest rate option, interest on the outstanding principal balance of the Term Loan shall be payable at Borrower's option, either at (i) a fluctuating rate per annum equal to the Base Rate, or (ii) a fluctuating rate per annum equal to the LIBOR Rate, for Interest Periods of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected by Borrower, as hereinafter set forth. Borrower shall have the right to elect at any time to have up to four (4) Interest Periods in effect with respect to the Term Loan provided that the minimum amount of the Term Loan to which each Interest Period shall apply shall be One Million Dollars ($1,000,000) or an integral multiple thereof. On the Closing Date, Borrower shall notify Lender in writing as to the applicable interest rate or rates selected by Borrower with respect to the Term Loan and, for any LIBOR Rate Borrowings, if more than one Interest Period is selected, as to the amount of the Term Loan attributable to each such Interest Period. Thereafter, at least two (2) Business Days prior to the last day of each Interest Period, Borrower shall notify Lender in writing of its intent to continue the portion of the Term Loan attributable to such Interest Period at the LIBOR Rate for an Interest Period or Periods, as applicable, of either thirty (30), sixty (60), ninety (90) or one hundred eighty
(180) days. If Borrower fails to do so on a timely basis, then each such LIBOR Rate Borrowing shall be converted to a Base Rate Borrowing at the end of such Interest Period.

               (ii) At any time after the Closing Date, so long as no Default Condition or Event of Default then exists, Borrower shall have the right to request that Lender offer a fixed interest rate in respect of all or any portion (in whole increments of One Million Dollars ($1,000,000) however) of the then unpaid principal balance of the Term Loan if Lender is then offering fixed rates for loans of the size, type and tenor of all or such portion of the Term Loan outstanding at such time. Any such offer, by Lender, to be valid, must be contained in a writing signed by an authorized officer of Lender making specific reference to this provision. If Lender's offer of a fixed rate in respect of all or any such portion of the Term Loan is accepted by Borrower (as evidenced by its written acceptance thereof on the Business Day on which the offer is made), then, such fixed interest rate shall become the applicable interest rate as of the first day of the succeeding calendar quarter for all or such portion of the Term Loan and remain effective thereafter until the Term Loan or such portion thereof is paid in full.

          (c)  Payment. Interest on any Base Rate Loan shall be payable monthly
               -------
in arrears on the first day of each calendar month hereafter (for the preceding calendar month), commencing on February 1, 1997 (for the period from the Closing Date through such date). Interest on any

LIBOR Rate Loan shall be payable at the end of the Interest Period corresponding thereto, if such Interest Period is ninety (90) days or less, but otherwise at intervals not to exceed ninety (90) days.

          (d)  Limitations on LIBOR Rate Borrowings. Notwithstanding any other
               ------------------------------------
term of this Agreement, Borrower shall not be able to obtain or continue LIBOR Rate Borrowings or convert Base Rate Borrowings into LIBOR Rate Borrowings if:
(i) a Default Condition or Event of Default has occurred and during its continuance; or (ii) Borrower has received notice from Lender that it has become illegal or commercially impracticable for Lender to make or maintain any borrowings hereunder as LIBOR Rate Borrowings, so long as such notice remains effective; in either such case, then and thereafter all such borrowings shall be made, or continued as, or converted into, Base Rate Borrowings.

          2.5  METHOD OF MAKING PAYMENTS.
               -------------------------

          All payments owing under or pursuant to this Agreement, whether of principal, interest, fees or otherwise, shall be made without defense, set-off or counterclaim to Lender not later than 1:00 p.m. Atlanta, Georgia time on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the office of Lender in Atlanta, Georgia. If and to the extent that any such payment is not made by Borrower when due, Borrower hereby authorizes and directs Lender to charge Borrower's demand deposit account maintained with Lender pursuant to Section 8.21 hereof for the amount of any such payment or, in lieu thereof or in addition thereto, so long as the Revolving Line of Credit remains in effect, as necessary, to debit any such payment as a Revolving Advance (whether or not an overadvance is created thereby). Whenever any payment to be made hereunder or pursuant hereto shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          2.6  PREPAYMENTS; EARLY TERMINATION.
               ------------------------------

          (a) Revolving Advances may be repaid (without penalty or premium) and re-borrowed from time to time as provided in Section 2.1 hereof; provided that
                                                                 --------
no Revolving Advance then constituting a LIBOR Rate Borrowing shall be repaid on any day other than the last day of the Interest Period then applicable thereto or on the Termination Date, as applicable. The principal amount of the Term Loan (if made) may be prepaid in full or in part at any time or from time to time after the first anniversary of the Closing Date, without penalty or premium; provided, however, that (i) any such prepayment must be preceded by at least ten
--------  -------
(10) days prior written notice thereof to the Lender, (ii) any such prepayment must be accompanied by the payment of all then accrued interest on the principal amount to be prepaid together with all accrued fees and expenses, (iii) any such prepayment (other than a prepayment in full) must be in the amount of at least One Hundred Thousand Dollars ($100,000) or an integral multiple thereof and (iv) no portion of the Term Loan then constituting a LIBOR Rate Borrowing shall be prepaid on any day other than the last day of the Interest Period then applicable thereto or the maturity date of the Term Loan, as applicable. Each partial prepayment of the Term Loan shall be applied to the unpaid principal installments thereof in the inverse order of their respective maturities.

          (b) In addition to the foregoing, Borrower may at any time hereafter terminate the Revolving Line of Credit, provided, that (a) any such termination must be preceded by at least ten (10) days written notice to the Lender and (b) Borrower shall be required at such time to pay in full all outstanding Revolving Advances, together with all accrued and unpaid interest thereon and all accrued and unpaid fees and expenses which are payable by Borrower hereunder.

          2.7  USE OF PROCEEDS.
               ---------------

          The proceeds of the initial Revolving Advance, to be made on the Closing Date, shall be used by Borrower to pay, by extension and renewal, to the full extent thereof, all existing Revolving Advances outstanding under the Prior Loan Agreement. The proceeds of all subsequent Revolving Advances shall be used by Borrower to partially fund the payment of certain distributions permitted pursuant to Section 9.4 for working capital purposes in the ordinary course of its business. The proceeds of the Term Loan, to be made on the Closing Date, shall be used by Borrower to pay in full by extension and renewal, any amount of the existing Term Loan outstanding under the Prior Loan Agreement on the Closing Date, and, to the extent of any balance, for Borrower's business purposes in accordance with the terms of this Agreement (which may include, without limitation, the payment of certain distributions permitted pursuant to Section 9.4).

          2.8  INCREASED COSTS OR REDUCED RETURN.
               ---------------------------------

          If, due to either (a) the introduction of or any change in or in the interpretation of any U.S. or foreign law or regulation, or (b) the compliance with any guideline or request from any governmental authority, there shall be any increase in the cost to Lender of maintaining its commitments hereunder or agreeing to make or making, funding or maintaining any Revolving Advances or the Term Loan or any reduction in the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender would have achieved but for such events described in clauses (a)and (b) above (taking into consideration Lender's policies to comply with statutorily required levels with respect to capital adequacy), then Borrower agrees from time to time, upon demand by Lender to pay to Lender additional amounts sufficient to compensate Lender for such increased costs or reduced return. A certificate identifying with reasonable specificity the basis for and the amount of such increased costs or reduced return shall be submitted to Borrower by Lender and shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, Lender may use reasonable averaging and attribution methods.

          2.9  INDEMNIFICATION OF LENDER.
               -------------------------

          At all times prior to and after the consummation of the transactions contemplated by this Agreement, Borrower agrees to hold Lender, its respective directors, officers, employees, agents,

Affiliates, successors and assigns harmless from and to indemnify Lender and its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement except to the extent such losses, damages, costs or expenses are due to the wilful misconduct or gross negligence of Lender. As used herein, "PROCEEDINGS"
                                                                  -----------
shall mean actions, suits or proceedings before any court, governmental or regulatory authority. At the request of Lender, Borrower agrees to indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section 2.9 shall survive the termination of this Agreement and payment of the Obligations.

     3.   SECURITY INTEREST -- COLLATERAL.
          -------------------------------

          As security for the payment of the Notes and all Obligations whatsoever of Borrower to Lender and the performance by Borrower of all covenants and requirements hereunder and under the other Loan Documents, Borrower hereby grants to Lender a continuing, general lien upon and security interest in and to the following described Property, wherever located, whether now existing or hereafter acquired or arising (herein, the "COLLATERAL"),
                                                            ----------
namely: (a) the Accounts Receivable Collateral; (b) the Inventory Collateral;
(c) the Equipment Collateral; (d) the Balances Collateral; and (e) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance or condemnation proceeds, all Property received wholly or partly in trade or exchange for any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of any of the foregoing or any interest therein (but the foregoing is not intended, and shall not be construed to permit, any of the foregoing transactions to the extent otherwise prohibited or restricted pursuant hereto or to any other Loan Documents). The term "Collateral," as used herein, shall also include the right,
                      ----------
title and interest of Borrower in and to the New Facility in which Lender is being granted a security title and Lien pursuant to the Mortgage.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO ACCOUNTS
          ----------------------------------------------------------------
          RECEIVABLE COLLATERAL.
          ---------------------

          With respect to the Accounts Receivable Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth below.

          4.1  BONA FIDE ACCOUNTS.
               ------------------

          Each item of the Accounts Receivable Collateral arises or will arise under a contract between Borrower and the Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, the Account Debtor.

          4.2  GOOD TITLE; NO EXISTING ENCUMBRANCES.
               ------------------------------------

          Borrower has good title to its Accounts Receivable Collateral free and clear of all Liens thereon other than any Permitted Encumbrances, and no financing statement covering the Accounts Receivable Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

          4.3  RIGHT TO ASSIGN; NO FURTHER ENCUMBRANCES.
               ----------------------------------------

          Borrower has full right, power and authority to make this assignment of the Accounts Receivable Collateral and hereafter will not pledge, hypothecate, grant a security interest in, sell, assign, transfer, or otherwise dispose of the Accounts Receivable Collateral, or any interest therein.

          4.4  COLLECTIONS.
               -----------

          At any time when an Event of Default has occurred and is continuing, at the request of Lender, Borrower shall transfer and deliver to Lender, or to such account as Lender shall direct, all cash, checks, drafts, items and other instruments for the payment of money which Borrower receives in full or partial payment for Inventory Collateral or otherwise as proceeds of Accounts Receivable Collateral and pending such transfer and delivery, Borrower shall be deemed to hold the same in trust for the benefit of Lender. All such amounts shall be applied by Lender in payment of the Obligations in such order as Lender shall elect. Lender may additionally, at any time after the occurrence and during the continuance of an Event of Default, in its sole discretion, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to Lender, and the Account Debtors are hereby authorized and directed to do so by Borrower upon Lender's direction, and the funds so received shall be applied as aforesaid.

          4.5  POWER OF ATTORNEY.
               -----------------

          Borrower irrevocably designates and appoints Lender its true and lawful attorney either in the name of Lender or in the name of Borrower to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Accounts Receivable Collateral and, in connection therewith, to take any and all actions as Lender may deem necessary or desirable in order to realize upon the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of Borrower, any checks, drafts, notes or other instruments received in payment of or on account of the Accounts Receivable Collateral, but Lender shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Accounts Receivable Collateral. Lender hereby agrees that it will not exercise the foregoing power of attorney except after the occurrence of, and during the continuation of, an Event of Default.

     5.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO INVENTORY
          -----------------------------------------------------------------
          COLLATERAL.
          ----------

          With respect to the Inventory Collateral, and in addition to the covenants pertaining thereto in Sections 4.4 and 4.5, Borrower hereby represents, warrants and covenants to Lender as set forth below.

          5.1  SALE OF INVENTORY COLLATERAL.
               ----------------------------

          Borrower will not sell, lease, exchange, or otherwise dispose of any of the Inventory Collateral without the prior written consent of Lender, except in the ordinary course of business for cash or on open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of the Inventory Collateral, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, accounts, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or non-cash proceeds, and in the event of any unauthorized sale, shall continue in the Inventory Collateral itself.

          5.2  INSURANCE.
               ---------

          Borrower agrees that it will obtain and maintain insurance on the Inventory Collateral with such companies, in an amount not less than one hundred percent (100%) replacement cost of such Inventory and against such risks as Lender may request, with loss payable to Lender and reflecting Lender as additional insured, as its interests may appear. Such insurance shall not be cancellable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days advance written notice to Lender.

          5.3  GOOD TITLE; NO EXISTING ENCUMBRANCES.
               ------------------------------------

          Except with respect to any Permitted Encumbrances, Borrower owns the Inventory Collateral free and clear of any prior Lien, and no financing statements or other evidences of the grant of a security interest respecting the Inventory Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

          5.4  RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES.
               ---------------------------------------------------------

          Borrower has the right to grant a security interest in the Inventory Collateral. Borrower will pay all taxes and other charges against the Inventory Collateral, and Borrower will not use the Inventory Collateral illegally or allow the Inventory Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

          5.5  LOCATION OF INVENTORY COLLATERAL.
               --------------------------------

          Borrower hereby represents and warrants to Lender that, as of the date hereof, the Inventory Collateral (except for certain portions thereof in transit) of Borrower is situated only at one or more of the Collateral Locations and Borrower covenants with Lender not to locate the Inventory Collateral at any location other than a Collateral Location without at least thirty (30) days prior written notice to Lender. In addition, to the extent Borrower should warehouse any of the Inventory Collateral at any time hereafter, Borrower acknowledges and agrees that such warehousing may be conducted only by warehousemen who have been pre-approved by Lender and who, in any event, shall issue non-negotiable warehouse receipts in Lender's name to evidence any such warehousing of goods constituting Inventory Collateral. In any event, Borrower will not consign any Inventory Collateral except upon first obtaining Lender's prior written consent thereto.

     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO EQUIPMENT
          -----------------------------------------------------------------
          COLLATERAL.
          ----------

          With respect to the Equipment Collateral, Borrower hereby represents, warrants and covenants to Lender as set forth below.

          6.1  NO SALE OF EQUIPMENT COLLATERAL.
               -------------------------------

          Borrower will not sell, lease, exchange, or otherwise dispose of any of the Equipment Collateral without the prior written consent of Lender.

          6.2  INSURANCE.
               ---------

          Borrower agrees that it will obtain and maintain insurance on the Equipment Collateral with such companies and in such amounts and against such risks as Lender may reasonably request, with loss payable to Lender and reflecting Lender as additional insured as its interest may appear. Such insurance shall not be cancellable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days advance written notice to Lender.

          6.3  GOOD TITLE; NO EXISTING ENCUMBRANCES.
               ------------------------------------

          Borrower owns the Equipment Collateral free and clear of any prior Lien thereon other than with respect to any Permitted Encumbrances and no financing statements or other evidences of the grant of a security interest respecting the Equipment Collateral exist on the public records as of the date hereof other than any evidencing any Permitted Encumbrances.

          6.4  RIGHT TO GRANT SECURITY INTEREST; NO FURTHER ENCUMBRANCES.
               ---------------------------------------------------------

          Borrower has the right to grant a security interest in the Equipment Collateral. Borrower will pay all taxes and other charges against the Equipment Collateral. Borrower will not use the Equipment Collateral illegally or allow the Equipment Collateral to be encumbered except for the security interest in favor of Lender granted herein and except for any Permitted Encumbrances.

          6.5  LOCATION.
               --------

          As of the date hereof, the Equipment Collateral is located only at one or more of the Collateral Locations and, hereafter, Borrower covenants with Lender not to locate Equipment Collateral at any location other than a Collateral Location.

     7.   GENERAL REPRESENTATIONS AND WARRANTIES.
          --------------------------------------

          In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with the representations and warranties of Borrower contained in Articles 4, 5 and 6, shall be deemed to be renewed as of the date of each Revolving Advance) as set forth below.

          7.1  EXISTENCE AND QUALIFICATION.
               ---------------------------

          Borrower is a limited liability company duly organized and validly existing under, and in good standing under, the laws of the State of Wyoming, with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office and is duly qualified to transact business as such entity and is in good standing in any other state wherein the conduct of its business or the ownership of its Property requires such qualification. Borrower has as its name, as registered with the secretary of state of the state of its organization, the words first inscribed hereinabove as its name.

          7.2  AUTHORITY; VALIDITY AND BINDING EFFECT.
               --------------------------------------

          Borrower has the power to make, deliver and perform under the Loan Documents, and to borrow and grant Liens in the Collateral hereunder, and has taken all necessary and appropriate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms. The undersigned representatives of Borrower are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

          7.3  NO MATERIAL LITIGATION.
               ----------------------

          There axe no proceedings pending or, so far as Borrower knows, threatened, before any court or administrative agency which might materially adversely affect the financial condition or operations of Borrower.

          7.4  TAXES.
               -----

          Borrower has filed or caused to be filed any tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it, the nonpayment of which could reasonably be expected to have a material adverse effect on the Borrower's financial condition or business operations, unless and to the extent only that
(x) such taxes are being contested in good faith and by appropriate proceedings by Borrower, and (y) Borrower maintains reasonable reserves on its books therefor in accordance with GAAP.

          7.5  CAPITAL.
               -------

          All membership units, capital stock, debentures, bonds, notes and all other securities of Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws.

          7.6  ORGANIZATION.
               ------------

          The Organizational Documents of Borrower are in full force and effect under the laws of the State of Wyoming and all amendments to said Organizational Documents have been duly and properly made under and in accordance with all applicable laws.

          7.7  INSOLVENCY.
               ----------

          After giving effect to the funding of the Revolving Advances to be made on the Closing Date, and the other transactions contemplated by this Agreement and the uses by Borrower of the proceeds of the such advances as provided hereunder, (a) the fair value and present fair saleable value of Borrower's assets are in excess of the total amount of Borrower's liabilities, including known contingent liabilities; (b) Borrower will not have incurred debts, nor will it intend to incur debts, beyond its ability to pay such debts as they mature; and (c) Borrower does not have unreasonably small capital to carry on Borrower's business as theretofore operated and all businesses in which the Borrower is about to engage. As used in this Section 7.7, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          7.8  TITLE.
               -----

          Borrower has good and marketable title to all of its properties subject to no Lien of any kind except as otherwise disclosed in writing to Lender and as to the Collateral, except for the Permitted Encumbrances.
                                 ------

          7.9  MARGIN STOCK.
               ------------

          Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form F.R. U-1 referred to in Regulation U of said Board to the foregoing effect.

          7.10 NO VIOLATIONS.
               -------------

          The execution, delivery and performance by Borrower of this Agreement and the Loan Documents have been duly authorized by all necessary action and do not and will not require any consent or approval of the Members (except to the extent obtained), violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of the Organizational Documents of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          7.11 ERISA.
               -----

          (i) Borrower is in compliance with the requirements of ERISA with respect to each Employee Benefit Plan; (ii) no fact, including, but not limited to, any Reportable Event exists in connection with any Plan which, more likely than not, would constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer any such Plan; (iii) Borrower does not maintain or contribute to any Plan which has an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code); (iv) Borrower does not maintain or contribute to any Plan which has incurred any material liability to the PBGC (other than for premium payments due in the ordinary course of business, which premiums will be paid when due and payable); (v) Borrower does not maintain or contribute to any Plan which has insufficient assets to qualify for a standard termination pursuant to Section 4041 of ERISA;
(vi) Borrower is not required pursuant to the terms of any applicable collective bargaining agreement to pay or accrue any contributions with respect to any Plan which is a Multiemployer Plan and there has been no complete or partial withdrawal by Borrower from any such Multiemployer Plan within the contemplation of MPPAA; (vii) except as concurrently herewith disclosed to Lender in writing,
(A) Borrower does not maintain or contribute to any Employee Benefit Plan which provides medical benefits, life insurance benefits or other welfare benefits as defined in Section 3(1) of ERISA (excluding severance pay and benefits required under Section 601 of ERISA) for former employees of such Borrower, and (B) Borrower does not maintain or contribute to any non-qualified, unfunded deferred compensation plan; and (viii) neither Borrower nor any fiduciary with respect to any Employee Benefit Plan has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA with respect to any Employee Benefit Plan.

          7.12  FINANCIAL STATEMENTS.
                --------------------

          The audited financial statements of Borrower for the most recently completed fiscal year of Borrower, together with the unaudited financial statements of Borrower for that portion ended, September 30, 1996, of its current fiscal year, copies of which have heretofore been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower, the results of Borrower's operations and the transactions in Borrower's equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP throughout the period involved. There is no material Debt of Borrower as of the date of such financial statements which is not reflected therein or in the notes thereto. There has been no material adverse change in the financial conditions or operations of Borrower since the respective dates of the balance sheets contained in such financial statements.

          7.13  DELIVERY OF CERTAIN COLLATERAL.
                ------------------------------

          Borrower has delivered to the Lender all agreements, letters of credit, promissory notes, certificates of deposit, chattel paper or anything else the physical possession of which is necessary in order for the Lender to perfect or preserve the priority of its security interest therein.

          7.14  PURCHASE OF COLLATERAL.
                ----------------------

          Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of Borrower's seller, except that Borrower acquired certain of the Equipment Collateral from Parent, in compliance with all applicable laws.

          7.15  POLLUTION AND ENVIRONMENTAL CONTROL.
                -----------------------------------

          Borrower has obtained all permits, licenses and other authorizations which are required under, and is in compliance with all Environmental Laws the noncompliance with which would or might have a material adverse effect on its business, financial condition or Property.

          7.16  POSSESSION OF FRANCHISES, LICENSES, ETC.
                ---------------------------------------

          Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its Property and assets, and Borrower is not in violation of any thereof which would or might have a material adverse effect on its business, financial condition or Property.

          7.17  DISCLOSURE.
                ----------

          Neither this Agreement nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the best of Borrower's knowledge, there is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now reasonably foresee) materially adversely affect the business, Property or assets, or financial condition of Borrower which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Lender by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby, when taken as a whole.

          7.18  SUBSIDIARIES.
                ------------

          Borrower has no Subsidiaries.

     8.   GENERAL AFFIRMATIVE COVENANTS.
          -----------------------------

          Borrower covenants to Lender that from and after the date hereof, and until such time as the Obligations have been paid in full and Lender shall have terminated this Agreement in writing, Borrower will comply with the covenants set forth below.

          8.1   RECORDS RESPECTING COLLATERAL.
                -----------------------------

          All records of Borrower with respect to the Collateral will be kept at the Executive Office (as it may be changed pursuant to Section 8.11) and will not be removed from such address without the prior written consent of Lender.

          8.2   FURTHER ASSURANCES.
                ------------------

          Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may reasonably request to establish and maintain for Lender a valid and perfected Lien on the Collateral, free and clear of any Liens other than in favor of Lender and other than the Permitted Encumbrances.

          8.3   RIGHT TO INSPECT.
                ----------------

          Lender (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of Borrower at any reasonable time during normal business hours, and, without hindrance or delay, inspect the Collateral and inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto. Without limiting the foregoing, Lender shall be entitled to perform periodic field audits of Borrower's operations. Lender shall hold in confidence Borrower's confidential or proprietary information obtained pursuant to this Agreement and shall not disclose the same to any third party, except: (i) as required by law or by judicial or
                    ------
administrative process or to appropriate regulatory authorities or as such information is or becomes public knowledge other than by virtue of Lender's disclosure, (ii) to Lender's attorneys and accountants, and (iii) otherwise to the extent that Lender needs to disclose such information in order to protect its own interests or to collect all or any part of the Obligations.

          8.4   REPORTS.
                -------

          Borrower shall, as soon as practicable, but in any event on or before the respective dates specified below furnish or cause to be furnished to Lender:
(i) within ten (10) days after the end of each calendar month, a status report, certified by a duly authorized officer on behalf of Borrower, showing the aggregate dollar value of the items comprising the Accounts Receivable Collateral and the age of each individual item thereof from invoice date as of the last day of the preceding calendar month (segregating such items in such manner and to such degree as Lender may reasonably request), and (ii) within forty-five (45) days after the end of each calendar quarter, an inventory status report, certified by a duly authorized officer of Borrower, in such detail as Lender shall request, but to include in any event a description of the type, dollar value and location of the Inventory Collateral as at the end of the preceding month, valued at the lower of cost or market. Additionally, Lender may, at any time, request that Borrower verify the individual account balances of the individual Account Debtors by such means as Borrower and Lender then mutually agree, provided that, after any Event of Default has occurred and while it is continuing Lender shall have the further right to verify such balances directly. In any event, upon request from Lender, made at any time hereafter but in any event no less often than every three (3) months, Borrower shall furnish Lender with a then current Account Debtor address list for Borrower.

          8.5   PERIODIC FINANCIAL STATEMENTS OF BORROWER, AHP HOLDINGS AND
                -----------------------------------------------------------
                PARENT.
                ------

          Borrower shall, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, AHP Holdings and Parent, respectively, furnish to Lender, unaudited financial statements of Borrower, AHP Holdings and Parent (the latter two on a consolidated basis), including a balance sheet, a cash flow statement and an income statement, for the fiscal quarter then ended and the fiscal year to date, certified as to truth and accuracy by Borrower's chief executive officer or chief financial officer.

          8.6   ANNUAL FINANCIAL STATEMENTS OF AHP HOLDINGS AND PARENT.
                ------------------------------------------------------

          Borrower shall, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, furnish to Lender the annual audit report of Parent and its consolidated Subsidiaries and, separately, AHP Holdings and its consolidated Subsidiaries, including a balance sheet, income statement and statement of cash flow, certified without material qualification (and Lender reserves the right to determine whether qualifications arising out of uncertainty or due to an accounting change are material for purposes of this covenant), by independent certified public accountants of recognized national (or international) standing, and prepared in accordance with GAAP; provided, however, that (i) Parent or AHP Holdings may make a change in
      --------  -------
its accounting methods in any Fiscal Year provided (A) such change or changes are clearly reflected in its annual audit report, (B) any new method has been concurred in by its independent certified public accountants and is in accordance with GAAP and (C) this Agreement has been amended to the extent necessary to reflect such changes in the financial covenants and other terms and conditions of this Agreement; and (ii) Lender shall have the right, in response to any change in GAAP occurring hereafter, to require that this Agreement be amended to the extent necessary to reflect changes in the financial covenants and other terms and conditions to this Agreement caused by such change in GAAP.

          8.7   PAYMENT OF TAXES.
                ----------------

          Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its Property, the non-payment of which could reasonably be expected to have a material adverse effect on the Borrower's financial condition or business operations, prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by Borrower and (y) Borrower maintain reasonable reserves on its books therefor in accordance with GAAP.

          8.8   MAINTENANCE OF INSURANCE.
                ------------------------

          In addition to and cumulative with any other requirements imposed on Borrower with respect to insurance herein or under the other Loan Documents, Borrower shall maintain insurance with responsible insurance companies on such of its Property, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include public liability, worker's compensation, loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts satisfactory to Lender, which such insurance shall not be cancellable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days advance written notice to Lender thereof. Borrower shall file with Lender on or before the Closing Date and annually upon Lender's request thereafter copies of insurance policies, certified by an officer of Borrower's insurance company, to Lender's satisfaction,, of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, and, within thirty (30) days after notice in writing from Lender, obtain such additional insurance as Lender may reasonably request.

          8.9   MAINTENANCE OF PROPERTY.
                -----------------------

          Borrower shall maintain its Properties in good working condition.

          8.10  CERTIFICATE OF NO EVENT OF DEFAULT; COMPLIANCE CERTIFICATE;
                -----------------------------------------------------------
                NOTICE OF DEFAULT.
                -----------------

          Borrower shall, on a quarterly basis not later than forty-five (45) days after the close of each of its first three (3) fiscal quarters and not later than one hundred twenty (120) days after the close, of its Fiscal Year, certify to Lender, in a statement executed by Borrower's chief executive officer or chief financial officer, that no Event of Default and no Default Condition exists or has occurred and is existing, or, if an Event of Default or Default Condition exists, specifying the nature and period of existence thereof and setting forth the action which Borrower proposes to take with respect thereto. Such certificate shall be accompanied by the certificate of the chief financial officer on behalf of Borrower showing, in reasonable detail, compliance with Sections 8.17 through 8.20, inclusive, and Section 9.10, by Borrower for the immediately preceding fiscal quarter. In addition, promptly upon its becoming aware of the occurrence of any Default Condition or Event of Default, Borrower will notify Lender thereof in writing, specifying the nature and period of existence thereof and the action which Borrower proposes to take with respect thereto.

          8.11. CHANGE OF PRINCIPAL PLACE OF BUSINESS, ETC.
                ------------------------------------------

          Borrower hereby understands and agrees that if, at any time hereafter, Borrower elects either (i) to move its Executive Office, except as described in the definition thereof, (ii) to change its name, identity or its structure to other than a limited liability company or (iii) to add any Collateral Location, Borrower will notify Lender in writing at least thirty (30) days prior thereto and take such action in regard thereto as Lender may reasonably request to continue the perfection of the Lender's security interest in the Collateral in respect of such change.

          8.12  WAIVERS.
                -------

          With respect to each of the Collateral Locations, Borrower will obtain such waivers of lien, estoppel certificates or subordination agreements as Lender may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

          8.13  PRESERVATION OF EXISTENCE.
                -------------------------

          Borrower shall preserve and maintain its existence as a limited liability company and its rights, franchises and privileges in the jurisdictions of its organization, and qualify and remain qualified as a foreign limited liability company in each Collateral Location state and each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its Property.

          8.14  COMPLIANCE WITH LAWS.
                --------------------

          Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially adversely affect its businesses or credit. Without limiting the foregoing, Borrower shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all Environmental Laws.

          8.15  ERISA.
                -----

          Borrower shall: (i) make prompt payments of contributions required by the terms of each Employee Benefit Plan or to meet the minimum funding standards set forth under ERISA with respect to each Employee Benefit Plan to which such standards apply; (ii) notify Lender immediately of any fact, including, but not limited to, any Reportable Event, arising in connection with any Plan which, more likely than not, would constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iii) notify Lender immediately of Borrower's intent to terminate any Plan; (iv) notify Lender immediately of the adoption of an amendment to any Plan (or of any other event) which causes any Plan to fail to have sufficient assets to qualify for a standard termination under Section 4041 of ERISA; (v) notify Lender immediately if the aggregate unfunded liability with regard to all Plans increases to an amount in excess of Fifty Thousand Dollars ($50,000); (vi) notify Lender immediately if Borrower obtains information indicating that the aggregate withdrawal liability with regard to all Plans increases to an amount in excess of Fifty Thousand Dollars ($50,000); (vii) notify Lender immediately of any filing of a request for a waiver of the minimum funding standard with regard to any Employee Benefit Plan to which such standard applies; (viii) promptly after receipt thereof, furnish to Lender a copy of any notice received by Borrower from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; (ix) promptly after receipt thereof furnish to Lender a copy of any notice received by Borrower from the Internal Revenue Service relating to the intention of the Internal Revenue Service to disqualify any Employee Benefit Plan or to refuse to grant a favorable determination letter with regard to any Employee Benefit Plan; (x) notify Lender immediately of any lawsuit, claim for damages or administrative proceeding in which an Employee Benefit Plan or a fiduciary with respect thereto is a defendant, wherein the amount of damages claimed exceeds, either alone or in the aggregate with all other such lawsuits, claims and administrative proceedings, Fifty Thousand Dollars ($50,000); and (xi) furnish to Lender, promptly upon its request therefor, such additional information concerning each and every Employee Benefit Plan, including, but not limited to, the annual report required to be filed under ERISA, as may be reasonably requested.

          8.16  LITIGATION.
                ----------

          Promptly, upon its receipt of notice or knowledge thereof, Borrower will report to Lender any lawsuit or administrative proceeding in which Borrower or any of its Subsidiaries is a defendant wherein the amount of damages claimed against Borrower or any of its Subsidiaries exceeds Fifty Thousand Dollars ($50,000).

          8.17  LEVERAGE RATIO.
                --------------

          The Leverage Ratio shall be not more than (i) 6.00:1, starting with the Fiscal Quarter ending December 31, 1997, and continuing through the fiscal quarter ending September 30, 1998; (ii) 3.00:1, starting with the Fiscal Quarter ending December 31, 1997, the Fiscal Quarter ending September 30, 1999; and
(iii) 2.00:1, for each Fiscal Quarter ending thereafter.

          8.18  TANGIBLE NET WORTH.
                ------------------

          Tangible Net Worth shall be at least equal to One Million Dollars ($1,000,000), which minimum amount shall increase annually concurrently with Borrower's delivery to Lender of the audited financial statements of AHP Holdings and its consolidated Subsidiaries for each Fiscal Year, commencing with the Fiscal Year ending December 31, 1997, as required by Section 8.6 hereof (but in no event more than one hundred twenty (120) days after the end of any Fiscal
Year), by an amount equal to Two Million Dollars ($2,000,000).

          8.19  NET INCOME.
                ----------

          The minimum annual net income of AHP Holdings and its consolidated Subsidiaries, determined in accordance with GAAP for each Fiscal Quarter, starting with the Fiscal Quarter ended December 31, 1996, shall be One Hundred Thousand Dollars ($100,000).

          8.20  FIXED CHARGE COVERAGE RATIO.
                ---------------------------

          The Fixed Charge Coverage Ratio of AHP Holdings and its consolidated Subsidiaries as of the end of each fiscal quarter in each Fiscal Year shall be at least 1.25:1, as determined under GAAP on a rolling four (4) quarters' basis, starting with the fiscal quarter ending December 31, 1996.

          8.21  OPERATING ACCOUNT.
                -----------------

          Borrower shall maintain an operating account with Lender to which Lender may credit disbursements of Revolving Advances and charge payments due hereunder as provided in Sections 2.1(b) and 2.5, respectively.

          8.22  ENVIRONMENTAL COMPLIANCE.
                ------------------------

          (a) DEFINITIONS. The following definitions shall apply for purposes of
              -----------
this Section 8.22:

                (i)    "ENVIRONMENTAL LAW" shall mean any federal, state or
                        ------------------
          local statute, regulation or ordinance or any judicial or administrative decree or decision now or hereafter promulgated with respect to any "Hazardous Substance" (as hereinafter defined), drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions, or wells. Without limiting the generality of the foregoing, the term Environmental Law shall encompass each of the following statutes, as may be amended from time to time, and all regulations from time to time promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. (S) 9601 et seq.), the Clean Water Act of 1977
                                        ------
          (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et
                              ------                                          --
          seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
          ---
          (S) 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. (S) 349; 42
                   ------
          U.S.C. (S)(S) 201 and 300f through 300j-9) and the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.).
                                          ------

                (ii)   "RELEASE" shall mean any spilling, leaking, pumping,
                        -------
          emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discharging, burying, abandoning, or disposing into the environment by Borrower or any predecessor in interest of Borrower.

                (iii)  "HAZARDOUS SUBSTANCE" shall mean each and every element,
                        -------------------
          compound, chemical mixture, petroleum and gas product, substance, contaminant, pollutant, including, without limitation, substances which are toxic, carcinogenic, ignitable, corrosive or otherwise dangerous to human, plant or animal health or well-being, and any other substance defined as a "hazardous substance," "hazardous waste," "hazardous material," "toxic material," "toxic waste," or "special waste" under any Environmental Law and any other substance which by law requires special handling in its collection, storage, treatment or disposal.

          (b)   ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES OF BORROWER.
                --------------------------------------------------------
Borrower represents and warrants to Lender that (i) no condition, activity or conduct exists on or in connection with any Collateral Location which constitutes a violation of any Environmental Law; (ii) there has been no Release of any Hazardous Substance on any Collateral Location; (iii) there are no existing or closed underground storage tanks on any Collateral Location; (iv) there are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting any Collateral Location; (v) there exists no investigation, action, proceeding, or claim by any agency, authority, or unit of government or by any third party which could result in any liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of any Collateral Location; and (vi) there has been no claim by any party that any use, operation, or condition of any Collateral Location has caused any nuisance or any other liability or adverse condition on any other property.

          (c)   INDEMNITY FOR BREACH OF ENVIRONMENTAL REPRESENTATIONS AND
                ---------------------------------------------------------
WARRANTIES AND FOR LIABILITIES. Borrower shall indemnify Lender and hold Lender
------------------------------
harmless from and against any and all claims, demands, losses, liabilities, strict liabilities, damages, sanctions, penalties, fines, injuries, expenses, costs (including attorney's fees), settlements, or judgments of any and every kind whatsoever paid incurred or suffered by, or asserted against, Lender by any person or entity or governmental agency arising out of, in connection with or related in any way to (a) the Release or presence at, from, on, in or under any Collateral Location of any Hazardous Substance, or (b) any act, omission, condition, conduct, transaction or occurrence at, from, on or under any Collateral Location in violation of any Environmental Law, regardless of whether or not caused by or within the control of Borrower, or (c) the breach of any of the representations or warranties contained in this Section 8.22.

          (d)   NOTICE TO LENDER. If Borrower receives any notice of (i) Release
                ----------------
of any Hazardous Substance, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Borrower or any Collateral Location from any person or entity (including, without limitation, the Environmental Protection Agency), then Borrower shall immediately notify Lender orally and in writing of said Release, complaint, order, citation or notice.

          (e)   ENVIRONMENTAL AUDIT. Lender shall have the right, after the
                -------------------
occurrence of any event required to be reported to Lender pursuant to Section 8.22(d) hereof, in its sole discretion, to require Borrower to perform, at Borrower's expense using an environmental consultant selected by Borrower and acceptable to Lender, an environmental audit and, if deemed necessary by Lender, an environmental risk assessment, each of which must be satisfactory to Lender. Should Borrower fail to order any such environmental audit or risk assessment within thirty (30) days after Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform any such environmental audit or risk assessment. All costs and expenses incurred by Lender in the exercise of such rights shall be payable by Borrower to Lender on demand, shall bear interest at the Default Rate and, if occurring at a time when the Revolving Line of Credit remains in effect, may be charged by Lender to Borrower as Revolving Advances.

          (f)   SURVIVAL, ASSIGNABILITY, AND TRANSFERABILITY. The warranties,
                --------------------------------------------
representations and indemnity set forth in subsections (b) and (c) of this
Section 8.22 shall survive any exercise by Lender or Lender of any remedies under this Agreement or any Loan Document, including without limitation any power of sale, and shall not merge with any deed or bill of sale given by Borrower to Lender in lieu of foreclosure or any deed or bill of sale given pursuant to a foreclosure. It is agreed and intended by Borrower and Lender that the warranties, representations, and indemnity set forth above in subsections
(b) and (c) of this Section 8.22 may be assigned or otherwise transferred by Lender to its successors and assigns and to any subsequent purchasers of all or any portion of any Collateral by, through or under Lender, without notice to Borrower and without any further consent of any other Person. To the extent consent to any such assignment or transfer is required by applicable law, advance consent to any such assignment or transfer is hereby given by Borrower in order to maximize the extent and effect of the warranties, representations, and indemnity given hereby.

     9.   NEGATIVE COVENANTS.
          ------------------

          Borrower covenants to Lender that from and after the date hereof and until such time as the Obligations have been paid in full and Lender shall have terminated this Agreement in writing, Borrower will NOT, without the prior written consent of Lender, do or permit to be done any of the things or acts set forth below.

          9.1   NO LIENS.
                --------

          Create, assume, or suffer to exist any Lien of any kind in or on any of its Property except for: (i) Liens in favor of Lender; and (ii) Permitted
                ------ ---
Encumbrances.

          9.2   DEBT.
                ----

          Incur, assume, or suffer to exist any Debt, except for: (i) Debt for
                                                      ------ ---
borrowed funds existing on the date of this Agreement; (ii) Debt for borrowed funds incurred pursuant to financial contractual agreements made and entered into, and disclosed in writing to Lender, prior to the date of this Agreement;
(ii) Debt for borrowed funds owing to Lender; (iii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (iv) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement); (v) deferred taxes; (vi) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; (vii) Debt described in, and permitted within the definition of "Permitted Encumbrances"; and (viii) Debt owing by Borrower to Parent or to the Members which does not exceed (net of Debt owing by Parent or the Members to Borrower) Five Million Dollars ($5,000,000) in aggregate principal amount, as to all such Debt outstanding at any one time.

          9.3   CONTINGENT LIABILITIES.
                ----------------------

          Guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except guarantees in favor of Lender and endorsements of negotiable instruments for collection in the ordinary course of business.

          9.4   DISTRIBUTIONS.
                -------------

          Pay any dividend, make any capital distribution, redeem or retire any capital stock of, take any action which would have an effect equivalent to any of the foregoing, except that (i) unless an Event of Default or Default
                  ------
Condition then exists and is continuing or would result from the payment of such distributions and so long as the payment of such distributions is otherwise made in accordance with applicable law and Borrower's Organizational Documents, (i) Borrower may make Tax Distributions to its Members at such times as are provided in the Operating Agreement, (ii) Borrower may make annual distributions to its Members in each Fiscal Year, payable at any time ten (10) days or more after Lender's receipt of Borrower's audited financial statements for the preceding Fiscal Year, in an amount not in excess of seventy-five percent (75%) of Borrower's net income for the preceding Fiscal Year minus Tax Distributions paid
                                                    -----
with respect to the preceding Fiscal Year, determined in accordance with GAAP; provided, however, that the Leverage Ratio as of the end of such Fiscal Year
--------- -------
(after giving pro forma effect to the payment of any such dividend as if made in such year) was not more than 2.01:1; and (iii) Borrower may make one or more special distributions to the Parent between the Closing Date and December 31, 1997, in an aggregate amount not to exceed Twenty-One Million Dollars ($21,000,000), in addition to those specified in clauses (i) and (ii) above.

          9.5   REDEMPTIONS, ETC.
                ----------------

          Purchase, redeem, or otherwise acquire for value any of its membership units.

          9.6   RESTRICTED INVESTMENT.
                ---------------------

          Make any Restricted Investment, except that Ordinary Shares of Parent may be purchased up to an amount in value not to exceed Five Hundred Thousand Dollars ($500,000) in any one Fiscal Year.

          9.7   MERGER, TRANSFER, ETC.
                ----------------------

          Dissolve or otherwise terminate its status as a limited liability company; or enter into any merger, reorganization or consolidation; or make any material change in the type of business conducted by Borrower as of the date hereof; or create any Subsidiary; or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all, substantially all or a substantial part of its property or assets, other than sales in the ordinary course of business.

          9.8   ERISA.
                -----

          Permit any Plan to become underfunded such that it would not have sufficient assets in order to quality for a standard termination under Section 4041 of ERISA.

          9.9   TRANSACTIONS WITH AFFILIATES.
                ----------------------------

          Enter into, or be a party to, any transaction with any Affiliate of Borrower, except (i) in the ordinary course of and pursuant to the reasonable
          ------
requirements of its business and upon fair and reasonable terms that are no less favorable to Borrower or said Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (ii) as permitted under Sections 9.2 and 9.12 hereof or (iii) as otherwise may be approved in writing by Lender from time to time hereafter, upon full disclosure to Lender.

          9.10  CAPITAL EXPENDITURES AND LEASES.
                -------------------------------

          Expend, on a consolidated basis with AHP and its other consolidated Subsidiaries, in Capital Expenditures or other leases of personal or real property, other than as contracted for as of the date hereof, or contract for any future Capital Expenditures or leases, which in the aggregate represent an amount exceeding the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) during each Fiscal Year of Borrower, starting with the Fiscal Year ending December 3l, 1996.

          9.11  FISCAL YEAR.
                -----------

          Change its Fiscal Year end from December 31 (or consent to any such change by the Parent or AHP Holdings in its Fiscal Year).

          9.12  LOANS AND ADVANCES.
                ------------------

          Make any loans or other advances of money or any other property, to any Person, including without limitation, any officer, director, stockholder, employee or Affiliate of Borrower except for (i) loans to officers and employees that do not exceed Twenty-Five Thousand Dollars ($25,000) in aggregate principal amount, as to all such Persons, at any one time outstanding, and (ii) loans to Parent and the Members, the aggregate amount of which (net of loans from Parent and the Members to Borrower described in Section 9.2 above) does not exceed Five Million Dollars ($5,000,000) at any time outstanding.

     10.  EVENTS OF DEFAULT.
          -----------------

          The occurrence of any events or conditions described below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

          10.1  NOTES.
                -----

          Borrower shall fail to make any payment of principal of or interest on any Note within five (5) calendar days after the date when due.

          10.2  OBLIGATIONS.
                -----------

          Borrower shall fail to make any payments of principal of or interest on any of the Obligations (other than the Notes) or any other Obligations to Lender, within five (5) calendar days after the date when due (or after satisfaction of any shorter or longer requirement for the giving of notice or the lapse of time, or both, contained in the applicable agreement pertaining to such Obligations).

          10.3  MISREPRESENTATIONS.
                ------------------

          Borrower shall make any representations or warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which, when taken as a whole, proves to have been untrue or misleading in any material respect when made or furnished.

          10.4  COVENANTS.
                ---------

          Borrower shall default in the observance or performance of any covenant or agreement contained herein or in any of the other Loan Documents (other than a failure described in Sections 10.1 or 10.2), unless such default is cured within ten (10) days after Borrower's receipt of notice from Lender of such Default Condition.

          10.5  DAMAGE, LOSS, THEFT OR DESTRUCTION OF COLLATERAL.
                ------------------------------------------------

          There shall have occurred material uninsured damage to, or loss, theft or destruction of, any part of the Collateral having a then current value in excess of Fifty Thousand Dollars ($50,000).

          10.6  OTHER DEBTS.
                -----------

          Borrower shall default in connection with any agreement evidencing, securing or relating to any other Debt to, or under any operating lease with, either Lender or with any creditor other than a Lender.

          10.7  VOLUNTARY BANKRUPTCY.
                --------------------

          Borrower (or any guarantor) shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; Borrower (or any guarantor) shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower (or any guarantor) shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower (or any guarantor) for all or a substantial part of its Property; Borrower (or any guarantor) shall make an assignment for the benefit of creditors; or Borrower (or any guarantor) shall be unable or shall fail to pay its debts generally as such debts become due; or Borrower (or any guarantor) shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

          10.8  INVOLUNTARY BANKRUPTCY.
                ----------------------

          There shall have been filed against Borrower (or any guarantor) an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, federal or foreign, now or hereafter existing, which has not been dismissed within sixty (60) days of the date the petition is filed; Borrower (or any guarantor) shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower (or any guarantor) or for all or a substantial part of its Property; or Borrower (or any guarantor) shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the Property of Borrower (or any guarantor).

          10.9  ORGANIZATIONAL DOCUMENTS; DISSOLUTION.
                -------------------------------------

          Either of the Organizational Documents shall be amended, amended and restated or otherwise modified (other than administrative or ministerial amendments and modifications) or shall be cancelled or terminated, in each case without Lender's prior written consent; an event of dissolution, as referenced in Section 9.1 of the Operating Agreement, shall occur; or Borrower shall be dissolved.

          10.10  JUDGMENTS AND SETTLEMENTS.
                 -------------------------

          Final judgments or orders for the payment of money are rendered against Borrower or Borrower settles any claim or lawsuit in the aggregate amount of Fifty Thousand Dollars ($50,000) or more (exclusive of amounts covered by insurance) which are not paid in full within ten (10) Business Days.

          10.11  ERISA.
                 -----

          The occurrence of any of the following events: (i) the termination of any Plan in a distress termination under Section 4041(c) of ERISA or an involuntary termination under Section 4042 of ERISA; (ii) the filing of a request for a waiver of the minimum funding standard with regard to any Employee Benefit Plan: (iii) the occurrence of any event which causes any Plan to cease to have sufficient assets at all times so as to qualify for a standard termination under Section 4041 of ERISA; (iv) the occurrence of any event which causes the unfunded liability with regard to all such Plans in the aggregate to become an amount in excess of Fifty Thousand Dollars ($50,000); (v) the occurrence of any event which causes the withdrawal liability with regard to all Plans to become an amount in excess of Fifty Thousand Dollars ($50,000); (vi) the appointment of a trustee by an appropriate United States district court to administer any Plan; or (vii) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan.

          10.12  CHANGE OF CONTROL.
                 -----------------

          A Change of Control shall occur.

          10.13  CHANGE OF MANAGEMENT.
                 --------------------

          There shall occur a change in the chief executive officer of Borrower which, as of the Closing Date, is Peter Chang.

          10.14  MATERIAL ADVERSE CHANGE.
                 -----------------------

          The occurrence of any material change in the business, financial condition, results of operations or business prospects of Borrower which Lender reasonably determines, in good faith, materially and adversely affects the ability of Borrower to pay and perform its Obligations to Lender.

          10.15  GUARANTIES.
                 ----------

          Any default shall occur under, or in respect of, any guaranty issued in favor of Lender in respect of the Obligations, or any guarantor thereunder shall repudiate, or seek to repudiate, its liability thereon.

     11.  REMEDIES.
          --------

          Upon the occurrence and during the continuation of any Default Condition or Event of Default, if prior to the Conversion Date, Lender's obligation to extend financing under the Revolving Line of Credit and to make the Term Loan shall immediately cease and the Revolving Line of Credit shall terminate; provided, however, that if such obligations have ceased and
           --------  -------
commitments terminated due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is cured or waived. Upon the occurrence or existence of any Event of Default, or at anytime thereafter, without prejudice to the fights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the fights and remedies described below, and Lender may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

          11.1   ACCELERATION OF THE OBLIGATIONS.
                 -------------------------------

          Lender, at its option, may by written notice, effective upon receipt, declare all of the Obligations (including but not limited to that portion thereof evidenced by either of the Notes) to be immediately due and payable (and in the event a voluntary or involuntary case is commenced under the Bankruptcy Code by or against Borrower as a debtor, all Obligations automatically will be due and payable without any notice or declaration by Lender), whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, Lender shall have the right to increase the rate of interest charged on the Revolving Note or the Term Note as applicable, without further notice, to a rate per annum equal to the Default Rate. If any note of Borrower to Lender constituting Obligations, including, without limitation, the Notes, shall be a demand instrument, as to all or any parties thereof, however, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in such note or in this Agreement, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event, as such Lender in its discretion may deem appreciate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.

          11.2   REMEDIES OF A SECURED PARTY.
                 ---------------------------

          Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as the Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable. Lender may apply the proceeds of any such sale or disposition to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notices of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made, except where the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to Section 12.9 at least ten
(10) calendar days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

          11.3   SET OFF.
                 -------

          In addition to such other rights and remedies with respect to the Balances Collateral as may exist from time to time hereafter in favor of Lender, whether by way of setoff, banker's lien, consensual security interest or otherwise, upon the occurrence of any Event of Default hereunder, Lender may charge any part or all of the obligations of Lender to Borrower represented by items constituting the Balances Collateral in the possession and control of Lender against the Obligations, without prior notice to or demand upon Borrower.

          11.4   OTHER REMEDIES.
                 --------------

          Unless and except to the extent expressly provided for to the contrary herein, the rights of the Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of the Lender, all of which may be exercised successively or concurrently.

     12.  MISCELLANEOUS.
          -------------

          12.1   WAIVER.
                 ------

          Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

          12.2   GOVERNING LAW.
                 -------------

          THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          12.3   SURVIVAL.
                 --------

          All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Revolving Line of Credit, until all of the Obligations have been paid in full and Lender have terminated this Agreement in writing.

          12.4   NO ASSIGNMENT BY BORROWER.
                 -------------------------

          No assignment hereof shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations and undivided ownership interests in, its rights, title and interest herein and in the Loan Documents at any time hereafter without notice to, or consent from, Borrower.

          12.5   COUNTERPARTS.
                 ------------

          This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

          12.6   REIMBURSEMENT.
                 -------------

          Borrower agrees to pay to the Lender on demand all out-of-pocket costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' fees and disbursements;
(b) costs and expenses (including reasonable attorneys' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches and title insurance; (d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, costs of travel, lodging, and meals for inspections of the Collateral and Borrower's operations by Lender; (g) costs and expenses of preserving and protecting the credit or the Collateral; and (h) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). Borrower agrees to reimburse Lender for its actual out-of-pocket costs and expenses incurred in conducting field examinations and inspections of Borrower and its Property in addition to the foregoing. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged to Borrower's account as Revolving Advances. Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees) all for the extent allowed by the Bankruptcy Code.

          12.7   SUCCESSORS AND ASSIGNS.
                 ----------------------

          This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

          12.8   SEVERABILITY.
                 ------------

          If any provision of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          12.9   NOTICES.
                 -------

          All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been properly given or made when personally delivered or 5 calendar days after being deposited in the mail, registered or certified mail, return receipt requested, with sufficient postage prepaid, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:

                 Borrower:

                        Associated Hygienic Products LLC
                        4455 River Green Parkway
                        Duluth, Georgia 30136
                        Attn:  Mr. Peter Chang
                               President

                 Lender:

                        SouthTrust Bank of Georgia, N.A.
                        One Georgia Center, 22nd Floor
                        600 West Peachtree Street
                        Atlanta, Georgia 30308
                        Attn: Melinda M. Bergbom
                               Vice President

                 With a copy to:

                        King & Spalding
                        191 Peachtree Street
                        Atlanta, Georgia 30303
                        Attn: Gerald T. Woods, Esq.

except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed in which instance rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least thirty (30)days written notice thereof, Borrower and Lender shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify any other address within the continental United States of America.

          12.10  ENTIRE AGREEMENT; AMENDMENTS.
                 -----------------------------

          This Agreement, together with the Loan Documents executed in connection therewith, collectively constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement also constitutes an amendment and restatement of the prior Loan Agreement the terms of which shall be superseded and replaced, in their entirety, hereby, it being understood and agreed, however, that the foregoing is not intended by the parties as a novation but, instead, a continuation of the financing originally obtained by Borrower pursuant to the Prior Loan Agreement (albeit on different terms) and the security therefor. Neither this Agreement or any Loan Document nor any provision hereof or thereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

          12.11  TIME OF THE ESSENCE.
                 -------------------

          Time is of the essence in this Agreement and the other Loan Documents.

          12.12  INTERPRETATION.
                 --------------

          No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          12.13  LENDER NOT JOINT VENTURER.
                 -------------------------

          Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender or Borrower.

          12.14  JURISDICTION; WAIVER OF TRIAL BY JURY.
                 -------------------------------------

          BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW. EACH OF BORROWER AND LENDER HEREBY FURTHER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY LOAN AGREEMENT.

          12.15  ACCEPTANCE.
                 ----------

          This Agreement, together with the other Loan Documents, shall not become effective unless and until delivered to Lender at its office in Atlanta, Georgia and accepted in writing by

Lender thereafter at such office as evidenced by its execution hereof (notice of which delivery and acceptance is hereby waived by Borrower).

          12.16  PAYMENT ON NON-BUSINESS DAYS.
                 ----------------------------

          Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day; such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

          12.17  UCC TERMINATIONS.
                 ----------------

          EXCEPT AS PROVIDED IN SECTION 2.3 HEREOF, BORROWER AGREES THAT LENDER SHALL NOT BE REQUIRED TO FILE ANY UCC TERMINATION STATEMENTS WITH RESPECT TO ANY COLLATERAL UNLESS AND UNTIL ALL OBLIGATIONS HAVE BEEN PAID IN FULL AND LENDER SHALL HAVE TERMINATED THIS AGREEMENT IN WRITING, WHICH LENDER SHALL DO WITHIN A REASONABLE AMOUNT OF TIME AFTER THE OBLIGATIONS HAVE BEEN PAID IN FULL.

          12.18  CURE OF DEFAULT BY LENDER.
                 -------------------------
          If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document or to any other Person (including, without limitation, any lessor, licensor, vendor, processor, shipper, carrier or warehouseman), Lender may, at its option, but without obligation, in order to protect or preserve Lender's credit or the Collateral, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall bear interest at the Default Rate, shall be payable on demand and if Lender elects prior to the Conversion Date shall be deemed to be Revolving Advances, whether or not this creates an over-advance hereunder.

          12.19  RECITALS.
                 --------

          All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

          12.20  ATTORNEY-IN-FACT.
                 ----------------

          Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may reasonably deem necessary or advisable to protect, preserve or enforce its rights hereunder (including, without limitation, its rights in and to the Collateral) upon the failure, refusal or inability of Borrower to do so within ten (10) days after notice by Lender to Borrower, and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or actually incurred by Lender in connection therewith, except those arising from the willful misconduct or gross negligence of Lender. This power of attorney, being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been satisfied in full and this Agreement has been terminated by Lender in writing and shall be in addition to Lender's other rights, powers and remedies.

          12.21  SOLE BENEFIT.
                 ------------

          The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by them.

     13.  CONDITIONS PRECEDENT.
          --------------------

          13.1   INITIAL REVOLVING ADVANCE AND THE TERM LOAN.
                 -------------------------------------------
          The conditions precedent set forth below shall constitute express conditions precedent to any obligation of Lender to make the initial Revolving Advance.

          (a)    MANAGEMENT COMMITTEE RESOLUTIONS AND INCUMBENCY CERTIFICATE OF
                 --------------------------------------------------------------
BORROWER. Receipt by Lender of a certificate from the Secretary (or Assistant
--------
Secretary) of Borrower, certifying to Lender that appropriate resolutions have been entered into by the Management Committee of Borrower incident hereto and that the representatives of Borrower whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Management Committee of Borrower for and on behalf of Borrower to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind Borrower accordingly thereby.

          (b)    CERTIFICATES OF GOOD STANDING OF BORROWER. Receipt by Lender of
                 -----------------------------------------
a certificate of good standing or valid existence or other appropriate equivalent with respect to Borrower from the Secretary of State of Wyoming and of any other state in which a Collateral Location is situated and as to which such certificates are available with respect to limited liability companies, dated within ten (10) days of the date hereof.

          (c)    ORGANIZATIONAL DOCUMENTS OF BORROWER. Receipt by Lender of
                 ------------------------------------
copies of the Organizational Documents of Borrower as in effect on date hereof, certified as to truth and accuracy by the secretary or assistant secretary of Borrower.

          (d)    LOAN DOCUMENTS. Receipt by Lender of the Revolving Note, the
                 --------------
Term Note and all other Loan Documents not elsewhere more particularly described herein, duly executed in form and substance acceptable to Lender.

          (e)    TITLE INSURANCE ENDORSEMENTS. Receipt by Lender of a commitment
                 ----------------------------
from a title insurer satisfactory to Lender to issue an endorsement to Lender's mortgagee's title insurance policy obtained pursuant to the Prior Loan Agreement insuring the first priority lien of the Mortgage in respect of both Notes, subject only to those exceptions as shall be satisfactory to Lender and otherwise in form and substance satisfactory to Lender in all respects.

          (f)    HAZARD INSURANCE CERTIFICATE. Receipt by Lender of a
                 ----------------------------
certificate respecting all hazard insurance required hereunder, in form and substance acceptable to Lender.

          (g)    FINANCING STATEMENTS. Receipt by Lender of any Uniform
                 --------------------
Commercial Code financing statements, or amendments thereto, respecting the Collateral, in form and substance acceptable to Lender.

          (h)    GUARANTY OF PARENT AND AHP HOLDINGS. Receipt by Lender of the
                 -----------------------------------
unsecured guaranty of each of the Parent and AHP Holdings in respect of the Obligations, together with appropriate certifications of organization, authorization and incumbency; each to be in form and substance satisfactory to Lender.

          (i)    ARRANGEMENT FEE. Receipt by Lender of a non-refundable
                 ---------------
arrangement fee of $50,000.

          (j)    MISCELLANEOUS. Receipt by Lender of such other documents,
                 -------------
certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.

          13.2   TERM LOAN.
                 ---------

          The conditions precedent set forth below shall constitute additional express conditions precedent to any obligation of Lender to make the Term Loan.

          (a)    APPRAISAL; OTHER INFORMATION. Lender shall have received an
                 ----------------------------
appraisal of the improvements at the new facility performed by an appraiser, and using a methodology satisfactory to Lender in all respects, and the results thereof shall be satisfactory to Lender in all respects. In addition Lender shall have received copies of such invoices, certificates of completion and other documents as it may request in order to permit it to determine the New Facility Loanable value.

          (b)    MORTGAGE AMENDMENT. The Mortgage shall have been amended to
                 ------------------
reflect that it secures the Term Note, and the amendment shall have been recorded with all intangible taxes payable thereon upon recording remitted by Borrower.

          (c)    MISCELLANEOUS. Lender shall have received such other documents,
                 -------------
certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.

          13.3   CONDITIONS TO ALL LOANS.
                 -----------------------

          At the time of the making of each Revolving Advance and the Term Loan, the following conditions shall exist (before as well as after giving effect to such financial accommodation then being made and the proposed use of the proceeds thereof):

          (a)    NO DEFAULT. There shall exist no Default Condition or Event of
                 ----------
Default;

          (b)    REPRESENTATIONS TRUE. All representations and warranties
                 --------------------
contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Revolving Advance or the Term Loan; and

          (c)    DOCUMENTS RECEIVED. Lender shall have received such other
                 ------------------
documents in connection therewith as shall be required hereunder or provided for herein, all in form and substance satisfactory to Lender.

          13.4   COMPLIANCE WITH CONDITIONS.
                 --------------------------

          Each request by Borrower for any Revolving Advance or for disbursement of the Term Loan, and the acceptance by Borrower of the proceeds thereof, shall constitute a representation and warranty by Borrower, as of the date of any such Revolving Advance or disbursement of the Term Loan, that the applicable conditions specified in Sections 13.1, 13.2 and 13.3 have been fully satisfied.

          IN WITNESS WHEREOF, Borrower and Lender each have set their hands and Borrower has affixed its seal, all as of the day and year first above written.

                              ASSOCIATED HYGIENIC PRODUCTS LLC, (SEAL) a Limited Liability Company


                                       /s/ Peter Chang
                              By:      ----------------------
                                       Peter Chang
                                       President

                                       /s/ Philip Leung
                              Attest:  -----------------------
                                       Philip Leung
                                       Secretary


                              SOUTHTRUST BANK OF GEORGIA, N.A.

                                       /s/ Melinda M. Bergbom
                              By:      -----------------------
                                       Melinda M. Bergbom
                                       Vice President

                                  EXHIBIT "A"

                                PERMITTED LIENS
                                ---------------

1. Financing Statement number 91-498 filed by Clarklift of Atlanta, Inc. on January 22, 1991 in the office of the Clerk of Superior Court of Gwinnett County, Georgia against DSG International, Inc., d/b/a Associated Hygienic Products covering one forklift.

2. Financing Statement number 89-8891 filed by Clarklift of Atlanta, Inc. on December 4, 1989 in the office of the Clerk of Superior Court of Gwinnett County, Georgia against DSG International, Inc., d/b/a Associated Hygienic Products covering one forklift.

                                      -1-